Exhibit 99.1

B2Digital Reports Financial and Operational Highlights for Three and Six Months Ended September 30, 2021

Year Over Year: Revenues up over 385%, Gross Profits up over 275%, Assets up over 30%. Fifth Consecutive Quarter of Double-Digit Sequential Topline Growth

TAMPA, FL, November 16, 2021 (GLOBE NEWSWIRE) – via NEWMEDIAWIRE – B2Digital Incorporated (the “Company” or “B2Digital”) (OTCMKTS:BTDG), the premier development league for mixed martial arts (“MMA”), is pleased to announce the filing of the Company’s financial performance data for the Three and Six Months ended September 30, 2021.

Financial Highlights for Three and Six Months Ended September 30, 2021

•	Revenues for the Three Months ended Sep 30 of $660k, up 386% on year-over-year basis
•	Revenues for the Three Months ended Sep 30 up 16% on Sequential Quarterly basis – Fifth consecutive quarter of double-digit sequential topline growth
•	Revenues for the Six Months ended Sep 30 of $1.23 million, up 527% on year-over-year basis
•	Live Event Revenues for the Six Months ended Sep 30 of $488k, up 1,608% on year-over-year basis
•	Gym Revenues for the Six Months ended Sep 30 of $544k, up 516% on year-over-year basis
•	Total Gross Profits for the Six Months ended Sep 30 of $697k, up 375% on year-over-year basis
•	Total Assets up 30% year-over-year to $3.8 million

“We continue to see strong growth, logging our fifth straight quarter of double-digit topline expansion,” commented Greg P. Bell, CEO of B2Digital. “This can no longer be framed as a trend related to post-pandemic reopening for either our gym or live event segments given that the Delta variant wave was primarily a feature of this September quarterly performance, and we still saw 16% growth over our June quarter. We also continue to see both strategic and organic growth in our gym segment, and we strongly feel that brand growth from our live events is beginning to represent a tailwind for our gym segment.”

Management points to plans for additional acquisitions as well as increasing average per-event revenues and an increasing per-quarter pace of live events as key factors supporting an outlook for continued strong growth ahead.

About B2Digital Inc.
B2Digital (OTC: BTDG) is the premier development league for mixed martial arts (“MMA”). The Company operates in two major branded segments: The B2 Fighting Series and The ONE More Gym Official B2 Training Facilities Network. The Company primarily derives revenues from live event ticket sales, pay-per-view ticket sales, content media marketing, and fitness facility memberships.

The Live Events segment (the B2 Fighting Series) is primarily engaged with scheduling, organizing, and producing live MMA events, marketing those events, and generating both live audience and PPV ticket sales, as well as creatively marketing the archived content generated through its operations in this segment. The Company also plans to generate additional revenues over time from endorsement deals with global brands as its audience grows. The B2 Fighting Series is licensed in 12 US states to operate LIVE MMA Fights. Most B2 Fighting Series events sell out at the gate. The Company now operates at a pace of more than 40 events per year.

The Fitness Facility segment operates primarily through the ONE More Gym Official B2 Training Facilities Network. The Company currently operates five ONE More Gym locations, with plans to continue to scale up this segment at a pace of 4-8 new locations per year. ONE More Gym locations include specialized MMA training resources and serve a recruiting function for the Company's Live Events segment.

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For more information about B2Digital, visit the Company’s website at www.B2FS.com.

B2Digital has a growing social media presence. Follow us on:
Twitter: @B2digitalOTC
Facebook: https://m.facebook.com/b2digitalotc/

B2Digital: MMA’s Premier Development League
www.B2FS.com

B2 Fighting Series Pay Per View Link
www.b2mma.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Press Release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:
information@b2fs.com

Public Relations:
Tiger Marketing & Branding Agency
info@TigerGMP.com

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